FILED PURSUANT TO RULE 424(b)(3) AND (b)(8)

FILE NUMBER 333-136349

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 16, 2007

2,500,000 shares

MALIBU MINERALS, INC.

common stock, par value $0.001 per share

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This prospectus supplement supplements our prospectus dated November 9, 2006 relating to the future resale by the selling shareholder named in this prospectus of up to 2,500,000 shares of common stock of Malibu Minerals, Inc. We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling shareholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling shareholder has set an offering price for these securities of $0.0085 per share and an offering period of four months from November 9, 2006. See “Security Ownership of Selling Shareholder and Management” for more information about the selling shareholder.

The shares of common stock are registered to permit the selling shareholder to sell the shares from time to time in the public market. The shareholder may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 13 of our original prospectus. The selling shareholder may be deemed to be a statutory underwriter of the shares of common stock which he is offering. We cannot assure you that the selling shareholder will sell all or any portion of the shares offered in the prospectus.

We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling shareholder.

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

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This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 16, 2007.

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FILED PURSUANT TO RULE 424(b)(3) AND (b)(8)

FILE NUMBER 333-136349

Notice About Information Presented In This Supplement

—	This supplement may be used by the selling shareholder to offer his shares only if accompanied by the prospectus dated November 9, 2006.

—
This supplement provides information that supersedes, or is in addition to, information presented in the prospectus. If there is any difference between the information presented in this supplement and the information contained in the prospectus, you should rely on the information in this supplement.

—	You should rely only on the information provided in this supplement and the prospectus. We have not authorized anyone to provide you with different information.

—	We do not claim the information contained in this supplement or the accompanying prospectus is accurate as of any date other than the dates on their respective covers.

Forward-looking Statements

You should carefully consider the risk factors set forth in the prospectus, as well as the other information contained in this supplement and the prospectus. This supplement and the prospectus contain forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this supplement and the prospectus.

PROSPECTUS SUMMARY

The Prospectus Summary section located on page 6 of the original prospectus is supplemented by adding the following section:

Subsequent Developments

On September 28, 2006, Jim Laird, our Chief Executive Officer, sole director and sole selling stockholder, sold 2,500,000 shares of our restricted common stock held by him to six purchasers (the “Purchasers”). At 5:00 pm EST on November 9, 2006, the Securities and Exchange Commission (the “SEC”) declared our Registration Statement filed with the SEC on Form SB-1 (the “SB-1”) effective.

As a result of the foregoing, we have (i) determined that the share ownership information for Mr. Laird contained in the original prospectus dated November 9, 2006 should have been updated as a result of the sale, and (ii) filed this Prospectus Supplement, dated January 16, 2007 to correct the share ownership information for Mr. Laird.

As of the date hereof, none of the shares of our common stock registered pursuant to the SB-1 have been offered or sold by the selling shareholder named in the Prospectus dated November 9, 2006. The selling shareholder named in the in the Prospectus dated November 9, 2006 may still seek to sell his shares from time to time in the public market. The shareholder may either seek to sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 13 of our original prospectus. However, we cannot assure you that the selling shareholder will sell all or any portion of the shares offered in the prospectus.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The description of “Security Ownership of Management and Certain Security Holders" section of the original prospectus dated November 9, 2006 is hereby amended and replaced in its entirety as follows:

The following table lists the share ownership of persons who, as of the date of this prospectus owned of record or beneficially, directly or indirectly, more than five percent (5%) of the outstanding common stock, and our sole Executive Officer and Director:

NAME AND ADDRESS OF OWNER	SHARES OWNED PRIOR TO OFFERING	SHARES TO BE OFFERING FOR SELLING SHAREHOLDER'S ACCOUNT	SHARES TO BE OWNED UPON COMPLETION OF OFFERING	PERCENTAGE OF CLASS (1)
				BEFORE OFFERING	AFTER OFFERING
Jim Laird PO Box 672, Lions Bay, BC V0N 2E0	7,500,000	2,500,000	5,000,000	75%	50%

(1) Based on 10,000,000 shares of our common stock issued and outstanding as of November 9, 2006.

As of the date of this prospectus, we had a total of 6 shareholders.

With the exception of the changes described in this Prospectus Supplement, the information contained in the original prospectus included in the SB-1 remains accurate as of the date of the filing of this Prospectus Supplement. We may also amend or supplement the original prospectus or this Prospectus Supplement from time to time to update the disclosure set forth therein and herein.

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PROSPECTUS

Malibu Minerals, Inc.

2,500,000 Shares of Common Stock

This prospectus relates to the future resale by the selling shareholder named in this prospectus of up to 2,500,000 shares of common stock of Malibu Minerals, Inc. We will not receive any of the proceeds from the sale of these shares. The shares were acquired by the selling shareholder directly from us in a private offering of our common stock that was exempt from registration under the securities laws. The selling shareholder has set an offering price for these securities of $0.0085 per share and an offering period of four months from November 9, 2006. See “Security Ownership of Selling Shareholder and Management” for more information about the selling shareholder.

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

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This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 9, 2006.

PROSPECTUS SUMMARY

Malibu Minerals, Inc.

Malibu Minerals, Inc. (“Malibu Minerals” or the “Company”) is primarily engaged in the exploration of mineral properties for gold and other metals. We are an exploration stage company and we have not realized any revenues to date.

As of June 30, 2006 we had $0 in cash on hand, accounts payable of $5,855.00, and an accumulated deficit of $15,855. Since our inception on March 10, 2006 through to the end of the period on June 30, 2006, we have incurred a net loss of $15,855. We attribute our net loss to having no revenues to offset our operating expenses. Our working capital is not sufficient to enable us to complete any phases of our exploration program. We will require additional financing in order to complete the full exploration program described more fully in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about Malibu Minerals’ financial prospects and the Company’s ability to continue as a going concern.

We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. A "blank check company" is defined by securities laws as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

Our offices are located at 502 East John Street Carson City Nevada 89706

The Offering

Securities offered	2,500,000 shares of common stock

Selling shareholder(s)	1

Offering price	$0.0085 per share

Shares outstanding prior to the offering	10,000,000 shares of common stock

Shares to be outstanding after the offering	10,000,000 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholder.

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM, PROSPECTIVE PURCHASERS OF THE UNITS OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES, INCLUDING THOSE THAT WE DO NOT KNOW ABOUT OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY ADVERSELY AFFECT OUR BUSINESS. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS REGISTRATION STATEMENT ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. WE ALSO CAUTION PROSPECTIVE INVESTORS THAT THE FOLLOWING RISK FACTORS, AMONG OTHERS, COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS REGISTRATION STATEMENT, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

Risks Related to Our Company and Our Industry

THE COMPANY HAS NEVER EARNED A PROFIT. THERE IS NO GUARANTEE THAT WE WILL EVER EARN A PROFIT.

Since our inception on March 10, 2006 to the period ended June 30, 2006, the Company had no revenue producing operations. The Company is not currently producing revenue and is not operating profitably, and it should be anticipated that Malibu Minerals will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.

OUR COMPANY WAS RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY, AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

Malibu Minerals has no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception on March 10, 2006 to the end of the period, June 30, 2006, we have not earned any revenue. The purchase of the securities offered hereby must therefore be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

WE HAVE NO OPERATING HISTORY. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN GROWING OUR GOLD AND OTHER MINERAL EXPLORATION ACTIVITIES.

The Company has no history of operations. As a result, there can be no assurance that we will be successful in our exploration activities. Our success to date in entering into ventures to acquire interests in exploration blocks is not indicative that we will be successful in entering into any further ventures. Any potential for future growth in our mineral exploration activities will place additional demands on our executive officers, and any increased scope of our operations will present challenges due to our current limited management resources. Our future performance will depend upon our management and their ability to locate and negotiate additional exploration opportunities in which we are solely involved or participate in as a joint venture partner. There can be no assurance that we will be successful in our efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that the Company's operations will be profitable.

WE ARE SOLELY GOVEREND BY MR. JAMES LAIRD, OUR SOLE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

James Laird, our sole Executive Officer and Director, makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Laird will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Laird’s actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company from the corporate governance perspective.

Mr. Laird, our sole Executive Officer and Director exercises control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Mr. Laird, conflicts of interest and similar matters.

We have not adopted corporate governance measures such as an audit or other independent committees as we presently only have one independent director. Shareholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

SINCE MR. JAMES LAIRD, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, IS NOT A RESIDENT OF THE UNITED STATES, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST HIM.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Laird, our sole Executive Officer and Director, resides outside the United States. If a shareholder desired to sue, shareholders would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where the assets are located.

BECAUSE MR. JAMES LAIRD, OUR SOLE EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

It is possible that the demands on Mr. James Laird, our sole Executive Officer and Director, from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, he may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD AND OTHER MINERALS, WHICH IS BEYOND OUR CONTROL. THE PRICE OF GOLD AND OTHER METALS IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The prices for gold and other metals fluctuate and are affected by numerous factors beyond the Company's control. Factors that affect the price of gold and other metals include consumer demand, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs of and the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. In seeking available opportunities, the Company will compete with a number of other companies, including established, multi-national companies that have more experience and financial and human resources than does Malibu Minerals. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire new projects. However, while we compete with other exploration companies, there is no competition for the exploration or removal of mineral from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining in Canada is regulated by the government agencies at the Federal and Provincial levels in that country. Compliance with such regulation could have a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs will be related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property, in order to obtain governmental approval to mine on the properties, is also a part of the overall operating costs of a mining company.

The gold and mineral mining business is subject not only to worker health and safety, and environmental risks associated with all mining businesses, but is also subject to additional risks uniquely associated with gold and other minerals mining. Although the Company believes that its operations will be in compliance, in all material respects, with all relevant permits, licenses and regulations involving worker health and safety, as well as the environment, the historical trend toward stricter environmental regulation may continue. The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS IN CANADA. FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT THE COMPANY'S RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND ITS LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by Federal and Provincial Governments in Canada. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect the Company's results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside the Company’s control.

Risks Related to Our Financial Condition and Business Model

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND KEEP THE CLAIMS IN GOOD STANDING, THEN OUR RIGHT TO THE MINERAL CLAIMS WILL LAPSE AND WE WILL LOSE EVERYTHING THAT WE HAVE INVESTED AND EXPENDED TOWARDS THESE CLAIMS.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS A SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent auditors, on our audited financial statements for our inception on March 10, 2006 to the period ended June 30, 2006, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.

Risks Related to This Offering and Our Stock

WE WILL NEED TO RAISE ADDITIONAL CAPITAL, IN ADDITION TO THE FINANCING AS REPORTED IN THIS REGISTRATION STATEMENT. IN SO DOING, WE WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING. THERE CAN BE NO ASSURANCE THAT THIS ADDITIONAL CAPITAL WILL BE AVAILABLE OR ACCESSIBLE BY US.

Malibu Minerals to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to the Company. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

IF WE COMPLETE A FINANCING THROUGH THE SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK IN THE FUTURE, THEN SHAREHOLDERS WILL EXPERIENCE DILUTION.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

THERE IS NO MARKET FOR OUR COMMON STOCK, WHICH LIMITS OUR SHAREHOLDERS' ABILITY TO RESELL THEIR SHARES OR PLEDGE THEM AS COLLATERAL.

There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell the shares at all.

THE SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock. There are at present 10,000,000 shares of Common Stock issued and outstanding.

THE COMPANY HAS NOT PAID ANY CASH DIVIDENDS ON ITS SHARES AND DOES NOT ANTICIPATE PAYING ANY SUCH DIVIDENDS IN THE FORESEEABLE FUTURE .

To date, the Company has not paid any cash dividends on its shares Common Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital requirements of the Company, the Company’s debt facilities and other factors considered appropriate by the Company’s Board of Directors.

The Shares offered hereby have not been registered under the 1933 Act, and except as described elsewhere in this Memorandum, no provision has been made for such registration or qualification under any state securities laws, so as to permit any public distribution or resale thereof. Investors must be prepared to hold the underlying shares for an indefinite period of time. There is no public market for the Units being sold under and pursuant to this Private Placement, and no assurance can be given that the Company will ever affect a public offering of its Common Stock or that a market for the Company’s securities will ever develop in the future.

OUR SHARES QUALIFY AS PENNY STOCKS AND, AS SUCH, ARE SUBJECT TO THE RISKS ASSOCIATED WITH “PENNY STOCKS”. REGULATIONS RELATING TO “PENNY STOCKS” LIMIT THE ABILITY OF OUR SHAREHOLDERS TO SELL THEIR SHARES AND, AS A RESULT, OUR SHAREHOLDERS MAY HAVE TO HOLD THEIR SHARES INDEFINITELY.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ -where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" that involve risks and uncertainties. We use words such as "anticipate", "expect", "intend", "plan", "believe", "seek" and "estimate", and variations of these words and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the preceding "Risk Factors" section and elsewhere in this prospectus. These forward-looking statements address, among others, such issues as:

•	future earnings and cash flow
•	development projects
•	business strategy
•	expansion and growth of our business and operations
•	our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

DILUTION

The common stock to be sold by the selling shareholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PLAN OF DISTRIBUTION

The Selling Shareholders or their donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at varying prices or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	an exchange distribution following the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales that are not violations of the laws and regulations of any state of the United States;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share; and
•	a combination of any such methods of sale or any other lawful method.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors-in-interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders that are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We plan to advise the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the Selling Shareholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $10,000.00, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholder.

BUSINESS OF THE ISSUER

Glossary of Mining Terms

Archean
Of or belonging to the earlier of the two divisions of Precambrian time, from approximately 3.8 to 2.5 billion years ago, marked by an atmosphere with little free oxygen, the formation of the first rocks and oceans, and the development of unicellular life. Of or relating to the oldest known rocks, those of the Precambrian Eon, that are predominantly igneous in composition.

Assaying	Laboratory examination that determines the content or proportion of a specific metal (ie: gold) contained within a sample. Technique usually involves firing/smelting.

Conglomerate
A coarse-grained clastic sedimentary rock, composed of rounded to subangular fragments larger than 2 mm in diameter (granules, pebbles, cobbles, boulders) set in a fine-grained matrix of sand or silt, and commonly cemented by calcium carbonate, iron oxide, silica, or hardened clay; the consolidated equivalent of gravel. The rock or mineral fragments may be of varied composition and range widely in size, and are usually rounded and smoothed from transportation by water or from wave action.

Cratons	Parts of the Earth's crust that have attained stability, and have been little deformed for a prolonged period.

Development Stage
A “development stage” project is one which is undergoing preparation of an established commercially mineable deposit for its extraction but which is not yet in production. This stage occurs after completion of a feasibility study.

Dolomite Beds	Dolomite beds are associated and interbedded with limestone, commonly representing postdepositional replacement of limestone.

Doré	unrefined gold bullion bars containing various impurities such as silver, copper and mercury, which will be further refined to near pure gold.

Dyke or Dike	A tabular igneous intrusion that cuts across the bedding or foliation of the country rock.

Exploration Stage	An “exploration stage” prospect is one which is not in either the development or production stage.

Fault
A break in the continuity of a body of rock. It is accompanied by a movement on one side of the break or the other so that what were once parts of one continuous rock stratum or vein are now separated. The amount of displacement of the parts may range from a few inches to thousands of feet.

Feldspathic	Said of a rock or other mineral aggregate containing feldspar.

Fold	a curve or bend of a planar structure such as rock strata, bedding planes, foliation, or cleavage

Foliation	A general term for a planar arrangement of textural or structural features in any type of rock; esp., the planar structure that results from flattening of the constituent grains of a metamorphic rock.

Formation	a distinct layer of sedimentary rock of similar composition.

Gabbro
A group of dark-colored, basic intrusive igneous rocks composed principally of basic plagioclase (commonly labradorite or bytownite) and clinopyroxene (augite), with or without olivine and orthopyroxene; also, any member of that group. It is the approximate intrusive equivalent of basalt. Apatite and magnetite or ilmenite are common accessory minerals.

Geochemistry	the study of the distribution and amounts of the chemical elements in minerals, ores, rocks, solids, water, and the atmosphere.

Geophysicist	one who studies the earth; in particular the physics of the solid earth, the atmosphere and the earth’s magnetosphere.

Geotechnical	the study of ground stability.

Gneiss
A foliated rock formed by regional metamorphism, in which bands or lens-shaped strata or bodies of rock of granular minerals alternate with bands or lens-shaped strata or bodies or rock in which minerals having flaky or elongate prismatic habits predominate.

Granitic	Pertaining to or composed of granite.

Heap Leach
a mineral processing method involving the crushing and stacking of an ore on an impermeable liner upon which solutions are sprayed that dissolve metals such as gold and copper; the solutions containing the metals are then collected and treated to recover the metals.

Intrusions	Masses of igneous rock that, while molten, were forced into or between other rocks.

Kimberlite	A blue/gray igneous rock that contains olivine, serpentine, calcite and silica and is the principal original environment of diamonds.

Lamproite	Dark-colored igneous rocks rich in potassium and magnesium.

Lithospere	The solid outer portion of the Earth.

Mantle	The zone of the Earth below the crust and above the core.

Mapped or Geological	the recording of geologic information such as the distribution and nature of rock

Mapping	units and the occurrence of structural features, mineral deposits, and fossil localities.

Metavolcanic	Said of partly metamorphosed volcanic rock.

Migmatite	A composite rock composed of igneous or igneous-appearing and/or metamorphic materials that are generally distinguishable megascopically.

Mineral	a naturally formed chemical element or compound having a definite chemical composition and, usually, a characteristic crystal form.

Mineralization	a natural occurrence in rocks or soil of one or more metal yielding minerals.

Mineralized Material	The term “mineralized material” refers to material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

Mining
Mining is the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

Outcrop	that part of a geologic formation or structure that appears at the surface of the earth.

Pipes	Vertical conduits.

Plagioclase	Any of a group of feldspars containing a mixture of sodium and calcium feldspars, distinguished by their extinction angles.

Probable Reserve
The term “probable reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Production Stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Proterozoic
Of or relating to the later of the two divisions of Precambrian time, from approximately 2.5 billion to 570 million years ago, marked by the buildup of oxygen and the appearance of the first multicellular eukaryotic life forms.

Reserve
The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tonnes and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Sedimentary	Formed by the deposition of sediment.

Shear	a form of strain resulting from stresses that cause or tend to cause contiguous parts of a body of rock to slide relatively to each other in a direction parallel to their plane of contact.

Sill	A concordant sheet of igneous rock lying nearly horizontal. A sill may become a dike or vice versa.

Strike	the direction or trend that a structural surface, e.g. a bedding or fault plane, takes as it intersects the horizontal.

Strip	to remove overburden in order to expose ore.

Till
Generally unconsolidated matter, deposited directly by and underneath a glacier without subsequent reworking by meltwater, and consisting of a mixture of clay, silt, sand, gravel, and boulders ranging widely in size and shape.

Unconformably	Not succeeding the underlying rocks in immediate order of age or not fitting together with them as parts of a continuous whole.

Vein	a thin, sheet like crosscutting body of hydrothermal mineralization, principally quartz.

Wall Rock	the rock adjacent to a vein.

General Overview

Malibu Minerals, Inc. was incorporated in the State of Nevada on March 10, 2006. Malibu Minerals was formed to explore for gold. The Company has staked one mineral claim containing 8 cell claim units totaling 165.685 hectares. We refer to these mining claims as the “Malibu Gold Mine Property” or “Malibu Gold Property”.

We are an exploration company and we cannot provide assurance to investors that our mineral claim contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility.

Property Acquisition Details

Malibu Minerals purchased the Malibu Gold Property for USD $10,000.00 on March 27, 2006.

Land Status, Topography, Location, and Access

The Malibu Gold Property is located approximately 110 km northwest of Vancouver, BC, and 75 km north of Sechelt, BC. The property is situated on the south side of Queen’s Reach on upper Jervis Inlet, due south of Malibu at the entrance to Princess Louisa Inlet.

Access is by float plane from Vancouver or Sechelt, or by boat from Egmont or Pender Harbour on the Sechelt Peninsula. Several campsite locations with good water supplies can be found within a few kilometers of the property. Supplies and services are available in Egmont or Pender Harbour.

The topography along Jervis Inlet extents from sea level to mountain tops in excess of 2000 metres elevation. In the vicinity of the old mining tunnels on the Malibu Gold Property, short, steep cliffs extend to tidewater, but elsewhere on the property slopes are more manageable.

The climate is typical of the West Coast of BC, mild and wet overall with some snowfall in the winter months. The summers are usually warm with less rainfall, and year-round work is possible on the property. Vegetation is a dense growth of coniferous forest, with cedar, fir, spruce, alder and maple trees. Ground vegetation is usually salal and various berry bushes.

Mining Claims

The Malibu Gold Property comprises one MTO mineral claim containing 8 cell claim units totaling 165.685 hectares.

BC Tenure #	Work Due Date	Staking Date	Total Area (Ha.)
525215	Jan. 12, 2007	Jan. 12, 2006	165.685

Geology of the Mineral Claims

The Malibu Gold Property hosts gold and base metal deposits within quartz veins and quartz-filled shear zones. Two short tunnels (adits) have been driven on the mineralized areas, exposing lower grade gold, silver, copper, lead and zinc in the 9 metre long #1 adit, and a high-grade gold vein in the #2 adit. The #2 adit was driven 2 metres on a shallow-dipping 40 cm wide quartz vein with arsenopyrite, minor pyrite, chalcopyrite and native gold. The vein pinches and swells and can be followed for at least 200 metres along the shoreline cliffs. The #2 adit gave a gold assay 0.72 oz/t Au, with minor values in cobalt, copper and bismuth.

The Upper Jervis Inlet area is underlain by a variety of Jurassic to Tertiary granitic intrusives of the Coast Plutonic Complex. The granitic rocks intrude and metamorphose Jurassic to Lower Cretaceous argillaceous sediments and andesitic to felsic volcanics of the Gambier Group. The Gambier Group hosts the 60 MT Britannia copper, zinc, lead, silver, gold deposit on Howe Sound about 80 km to the southeast.

The Malibu Gold Property is underlain by a relatively small stock of gabbro-diorite that has intruded dark grey, partly limey argillaceous shale and slate of the Gambier Group. Silicification and mineralization occurs on the contact and within the stock in a number of areas.

On the contact of the gabbroic stock with argillite at the #1 adit, copper, zinc, lead, silver and gold values are found within quartz-carbonate veins, shear zones and fractured gabbro-diorite. A pronounced gold in soil anomaly follows the contact for more than 200 metres. Gold values in soil reached ore-grade, 3710 ppb or 3.71 g/t gold. Additional soil and rock sampling is clearly justified.

The #2 adit was driven 2 metres on a shallow-dipping 40 cm wide quartz vein with arsenopyrite, minor pyrite, chalcopyrite and native gold. The #2 adit gave a gold assay 0.72 oz/t Au, with minor values in cobalt, copper and bismuth. The vein can be followed for at least 200 metres along the shoreline cliffs. The mineralization is hosted entirely within the intrusive gabbro-diorite stock, and is typical of Tertiary-aged arsenical gold veins found on Vancouver Island and near Harrison Lake on the mainland.

Exploration History and Previous Operations

The Malibu Gold Property has at least one adit dating prior to 1907, when the first and only mention of the working was made in a Geological Survey Report dated 1908. GSC geologist O. E. LeRoy noted that pyrrhotite and chalcopyrite occurred along a diorite-slate contact and a 9 metre long adit had been driven on the zone. A second 2 metre long adit nearby was not mentioned, so it may post-date LeRoy’s visit.

There are physical work records of additional work being done in the property area during the 1940’s, however, the prospector’s hand-drawn maps attached do not show exactly where the development is in relation to recognizable land features. This work apparently consisted of at least four shafts up to 6 metres deep and a 30 metre long trench.

Laird Exploration Ltd. first explored the property area in 1983 as part of the BC Prospector’s Grant Program. Several assays were taken and the area was geologically mapped. Two assays from the #1 adit gave moderate values in gold, silver, copper, lead and zinc. The maximum gold assay was 0.08 oz/t Au. The #2 adit was driven 2 metres on a shallow-dipping 40 cm wide quartz vein with arsenopyrite, minor pyrite, chalcopyrite and native gold. The vein pinches and swells and can be followed for at least 200 metres along the shoreline cliffs. The #2 adit gave a gold assay 0.72 oz/t Au, with minor values in cobalt, copper and bismuth.

The location was sold by Laird Exploration Ltd. to Oriole Resources Ltd. in 1988. A work program consisting of geological mapping, rock sampling, and a soil geochemical survey was completed in 1988. The #2 adit gold values were confirmed by assay and additional gold-bearing areas were located at the #1 adit. The soil grid showed a 200 metre-long gold anomaly extending northwest from the #1 adit, with values up to 3710 ppb (3.7 g/t Au or 0.11 oz/t Au) in soils. Additional work was recommended but no further work has been recorded on the property since 1988. Although poorly documented, there has clearly been in excess of $100,000 spent on property development to date.

Proposed Program of Exploration

A proposed work program includes geological mapping and rock sampling of surface showings and underground workings, construction of a control grid, a soil and silt geochemical sampling program, EM and magnetometer geophysical surveys, and rock trenching. Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

Cost Estimates of Exploration Programs

The anticipated costs of this development are presented in three results-contingent stages.

Phase 1
Reconnaissance geological mapping, prospecting,
rock and soil sampling. Three days on site, two days travel.

Geologist - 5 days @ $450/day	$2250.00
Consultant/Project Manager - 5 days @ $450/day	$2250.00
Sampler/Geological Assistant - 5 days @ $250/day	$1250.00
Boat rental (including fuel, etc) - 5 days @ $160.00/day	$800.00
Truck rental - 1000 km @ 0.75/km inclusive	$750.00
Rock samples - 50 @ $50.00 per sample	$2500.00
Soil and silt samples - 100 @ $30.00 per sample	$3000.00
BC Ferries	$200.00
Per diem (with camp rental) - 15 labour-days @ $100.00/day	$1500.00
Misc. sampling and field supplies	$500.00
Report and reproduction costs	$1000.00
Subtotal	$16,000.00

Management Fee @ 15%	$2400.00
Contingency @ 10%	$1600.00

Total	$20,000.00

GST@ 6% (July 1, 2006)	$1200.00

NET TOTAL	$21,200.00

Phase 2
Detailed surface and underground geological mapping and rock sampling, cutline grid construction, soil and silt geochemical survey, EM and Mag surveys, establish drill and trenching targets, four-man crew
with camp and supplies, transportation, report.	$85,000.00

Phase 3
1000 metres of diamond drilling @ 100.00 per metre, plus geological supervision, camp and supplies, transportation, assays, report and other ancillary costs.
$175,000.00

TOTAL	$281,200.00

Compliance With Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the state and federal regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations. We have had no material costs related to compliance and/or permits in recent years, and anticipate no material costs in the next year. We will not be required to obtain a permit in order to conduct Phases 1 and 2 of our proposed exploration program.

Employees

At present, we have no employees. We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

Plan Of Operations

Our business plan for the next twelve months is to proceed with the exploration of the Malibu Gold Prospect to determine whether there is any potential for gold on our mineral claim. We have decided to proceed with the three phases of a staged exploration program recommended by the geological report. We anticipate that these phases of the recommended geological exploration program will cost approximately CAD $21,200.00, $85,000.00 and $175,000.00 respectively. We had $0 in cash reserves as of June 30, 2006. The lack of cash has kept us from conducting any exploration work on the property.

We will commence Phase 1 of the exploration program once we receiving funding. Phase 2 and Phase 3 will commence after completion of the Phase 1 program. As such, we anticipate that we will incur the following expenses over the next twelve months:

•	$875.00 to be paid to the Provincial government to keep the claim valid;
•	$21,200,000.00 in connection with the completion of Phase 1 of our recommended geological work program;
•	$85,000.00 in connection with the completion of Phase 2 of our recommended geological work program;
•	$175,000.00 in connection with the completion of Phase 3 of our recommended geological work program; and
•
$10,000.00 for operating expenses, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

If we decide not to proceed with the exploration of our mineral claim due to our determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

Results Of Operations

The accompanying financial statements show that the Company has incurred a net loss of $15,855 for the period from March 10, 2006 (inception) to June 30, 2006 and has not yet generated any revenues that can offset operating expenses. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

Liquidity And Capital Resources

At June 30, 2006, our cash was $0 at the end of the period and accounts payable of $5,855. Since our inception on March 10, 2006, to the end of the period June 30, 2006, we have incurred a loss of $15,855. We attribute our net loss to having no revenues to offset our operating expenses. Net cash used in operating activities was $10,000 for the period ended June 30, 2006. At June 30, 2006, we had an accumulated deficit of $15,855.

From our inception on March 10, 2006 to the end of the period June 30, 2006, net cash provided by financing activities was $10,000, which was derived from the issuance of common stock. For the period ended June 30, 2006, net cash used in the purchase of the Malibu Gold Mine Property was $10,000.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We will raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with shareholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing shareholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

We are bearing all costs relating to the registration of the common stock, which are estimated at $10,000. The selling shareholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing shareholder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Information about our sole Executive Officer and Director follows:

NAME	AGE	POSITION AND TERM OF OFFICE

Jim Laird	50	President, Secretary, Treasurer and Director since inception

Our Bylaws provide for a board of directors ranging from 1 to 9 members, with the exact number to be specified by the board. All Directors will hold office until the next annual meeting of the stockholders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers will hold office until the next annual meeting of our Board of Directors following their appointment and until their successors have been appointed and qualified.

Set forth below is a brief description of the recent employment and business experience of our sole Executive Officer and Director:

Jim Laird

Jim Laird has been a prospector and mining exploration contractor for more than 25 years. Mr. Laird completed the BC EMPR course “Advanced Mineral Exploration for Prospectors, 1980”. Mr. Laird is familiar with the geology of the project area and has more than 20 years experience consulting in the Harrison Lake - Fraser Valley area. Mr. Laird’s address is PO Box 672, Lions Bay, BC, V0N 2E0

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the remuneration of our sole Executive Officer and Director for the period from inception March 10, 2006 through to the end of the period June 30, 2005:

NAME OF INDIVIDUAL	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	AGGREGATE REMUNERATION
James Laird	Sole Executive Officer	$-0-

We have no employment agreement with our sole Executive Officer. We will not pay compensation to directors for attendance at meetings. We will reimburse directors for reasonable expenses incurred during the course of their performance.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table lists the share ownership of persons who, as of the date of this prospectus owned of record or beneficially, directly or indirectly, more than five percent (5%) of the outstanding common stock, and our sole Executive Officer and Director:

(1) This table is based on 10,000,000 shares of common stock outstanding

NAME AND ADDRESS OF OWNER	SHARES OWNED PRIOR TO OFFERING	SHARES TO BE OFFERING FOR SELLING SHAREHOLDER'S ACCOUNT	SHARES TO BE OWNED UPON COMPLETION OF OFFERING	PERCENTAGE OF CLASS (1)
				BEFORE OFFERING	AFTER OFFERING
Jim Laird PO Box 672, Lions Bay, BC V0N 2E0	10,000,000	2,500,000	7,500,000	100%	75%

As of the date of this prospectus, James Laird was our only shareholder.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

•	any of our directors or officers;
•	any nominee for election as a director;
•	any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or
•	any relative or spouse, or relative of such spouse, of the above referenced persons.

SECURITIES BEING OFFERED

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, and we have not authorized the issuance of preferred stock.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Subject to preferences that may be granted, any holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the stockholders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

TRANSFER AGENT AND REGISTRAR

West Coast Stock Transfer Inc., 850 W. Hastings, Suite 302, Vancouver, B.C. V6C 1E1, serves as the transfer agent and registrar for our common stock.

SEC POSITION ON INDEMNIFICATION

Our bylaws provide that each officer and director of our company shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to shareholders by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action. However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause the Company to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because the Company does not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

Aaron D. McGeary, Attorney, 405 Airport Fwy., Suite 5, Bedford, Texas 76021 will pass upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

Our financial statements as of June 30, 2006 have been audited by MOORE & ASSOCIATES, chartered accountant and associates, as set forth in its report. The financial statements have been included in reliance upon the authority of MOORE & ASSOCIATES as experts in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form SB-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV .

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MOORE & ASSOCIATES, CHARTERED

       ACCOUNTANTS AND ADVISORS

              PCAOB REGISTERED

To the Board of Directors

Malibu Minerals Inc (An Exploration Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Malibu Minerals Inc (An Exploration Stage Company) as of June 30, 2006, and the related statements of operations, stockholders’ equity and cash flows from inception March 10, 2006 through June 30, 2006 and the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Malibu Minerals Inc (An Exploration Stage Company) as of June 30, 2006 and the results of its operations and its cash flows from inception March 10, 2006 through June 30, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s net losses and accumulated deficit of $15,855 as of June 30, 2006 raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

July 28, 2006

MALIBU MINERALS INC.

(A n exploration stage company)

Balance Sheet

June 30
2006
ASSETS
Current Assets
Cash	0
Total Current Assets	0

Fixed Asstes	0

Total Assets	0

LIABILITIES
Current Liabilities
Accounts payable	5,855
Total Current Liabilities	5,855

Long term Liabilities	0

Total Liabilities	5,855

EQUITY
100,000,000 Common Shares Authorized, 10,000,000
Shares Issued at Founders,
@ $0.001 Per Share	10,000
Retained Earnings (Loss)	(15,855)
Total Stockholders Equity	(5,855)

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	0

The accompanying notes are an integral part of these financial statements.

MALIBU MINERALS INC.

(An exploration stage company)

Income Statement

Period ended June 30
2006
Revenue	0

Expenses

Accounting & Legal Fees	5,000
Incorporation	855
Total Expenses	5,855

Other Income (expenses)
Recognition of an Impairment Loss
(Mineral Claims)	10,000

Net Income (Loss)	(15,855)

Basic & Diluted (Loss) per Share	(0.001)

Weighted Average Number of Shares	10,000,000

The accompanying notes are an integral part of these financial statements.

MALIBU MINERALS INC.

(An exploration stage company)

Statement of Cash Flows

Period ended June 30
2006
Cash Flow From Operating Activities
Net Income (Loss)	(15,855)
Accounts Payable	5,855
Net Cash from Operating Activities	(10,000)

Net Cash After Operating Activities.	(10,000)

Cash Flow From Investing Activities
Net Cash from Investing Activities	0

Net Cash after Operating
and Financial Activities	(10,000)

Cash Flow from Financing Activities
100,000,000 Common SharesAuthorized.
10,000,000 Issued at Founders
@ $0.001 Per Share	10,000
Net Cash from Financial Activities	10,000

Net Cash After Operating, Financial
and Investing Activities.	0

Cash at Beginning of Period	0
Cash at end of Period	0

The accompanying notes are an integral part of these financial statements.

MALIBU MINERALS INC.
(An explorationt stage company)
STATEMENT OF STOCKHOLDER’S EQUITY
From Inception (March 10, 2006) to June 30, 2006

				Deficit
				Accumulated
				During
	Common Stock		Paid in	Development	Total
	Shares	Amount	Capital	Stage	Equity
Shares issued to founders at $0.001 per
share	10,000,000	10,000			10,000

Net (Loss) for period				(15,855)	(15,855)
Balance, June 30, 2006	10,000,000	10,000		(15,855)	(5,855)

The accompanying notes are an integral part of these financial statements.

MALIBU MINERALS INC.

(An exploration stage company).

Footnotes to the Financial Statements.

From Inception (March 10, 2006) to June 30, 2006.

NOTE 1 -	ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated in the State of Nevada on March 10, 2006 as Malibu Minerals Inc.

Malibu Minerals Inc. is engaged in the exploration for gold.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

b. Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectibility is reasonably assured.

c. Income Taxes

The Company prepares its tax returns on the accrual basis. The Company has elected to file its taxes as a Limited Liability Company, whereby its profits and losses are passed through to its members. Accordingly, the Company does not pay or accrue income taxes. Also, the Company does not record an asset for the value of its net operating loss carry forwards.

d. Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Assets

The company holds no assets as of June 30, 2006.

MALIBU MINERALS INC.

(An exploration stage company).

Footnotes to the Financial Statements.

From Inception (March 10, 2006) to June 30, 2006.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

June 30
2006
ASSETS
Current Assets
Cash	0
Total Current Assets	0

Fixed Assets	0

Total Assets	0

Mineral Property.

The anticipated costs of this development are presented in three results-contingent stages.

Phase 1

Reconnaissance geological mapping, prospecting, rock and soil sampling. Three days on site, two days travel.

Geologist - 5 days @ $450/day	$2250.00
Consultant/Project Manager - 5 days @ $450/day	$2250.00
Sampler/Geological Assistant - 5 days @ $250/day	$1250.00
Boat rental (including fuel, etc) - 5 days @ $160.00/day	$800.00
Truck rental - 1000 km @ 0.75/km inclusive	$750.00
Rock samples - 50 @ $50.00 per sample	$2500.00
Soil and silt samples - 100 @ $30.00 per sample	$3000.00
BC Ferries	$200.00
Per diem (with camp rental) - 15 man-days @ $100.00/day	$1500.00
Misc. sampling and field supplies	$500.00
Report and reproduction costs	$1000.00
Subtotal	$16,000.00

Management Fee @ 15%	$2400.00
Contingency @ 10%	$1600.00

Total	$20,000.00
GST@ 6% (July 1, 2006)	$1200.00
NET TOTAL	$21,200.00

MALIBU MINERALS INC.

(An exploration stage company).

Footnotes to the Financial Statements.

From Inception (March 10, 2006) to June 30, 2006.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Phase 2
Detailed surface and underground geological mapping and rock sampling, cutline grid construction, soil and silt geochemical survey, EM and Mag surveys, establish drill and trenching targets, four-man crew with camp and supplies, transportation, report.

$85,000.00

Phase 3
1000 metres of diamond drilling @ 100.00 per metre, plus geological supervision, camp and supplies, transportation, assays, report and other ancillary costs.
$175,000.00

TOTAL	$281,200.00

f. Income

Income represents all of the company’s revenue less all its expenses in the period incurred. The Company has no revenues as of June 30, 2006 and has paid expenses for $15,855 during the same period, $5,855 representing incorporation costs and legal fees and $10,000 in recognition of an impairment loss for the mineral claim.

In accordance with FASB/ FAS 142 option 12, paragraph 11 “Intangible Assets Subject to Amortization”, a recognized intangible asset shall be amortized over its useful life to the reporting entity unless that life is determined to be indefinite. If an intangible asset has been has a finite useful life, but the precise length of that life is not known, that intangible asset shall be amortized over the best estimate of its useful life. The method of amortization shall reflect the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up. If that pattern cannot be reliable determined, a straight-line amortization method shall be used. An intangible asset shall not be written down or off in the period of acquisition unless it becomes impaired during that period.

39

MALIBU MINERALS INC.

(An exploration stage company).

Footnotes to the Financial Statements.

From Inception (March 10, 2006) to June 30, 2006.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Period ended June 30
2006
Revenue	0

Expenses

Accounting & Legal Fees	5,000
Incorporation	855
Total Expenses	5,855

Other Incom e (expenses)
Recognition of an Im pairm ent Loss
(Mineral Claim s)	10,000

Net Incom e (Loss)	(15,855)

Basic Income (Loss) Per Share

In accordance with SFAS No. 128-“Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2006, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

Period ended June 30
2006
Net Income (Loss)	(15,855)

Basic & Diluted (Loss) per Share	(0.001)

W eighted Average Num ber of Shares	10,000,000

g. Cash and Cash Equivalents

For purposes of the statement of cash flows, the company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.

MALIBU MINERALS INC.

(An exploration stage company).

Footnotes to the Financial Statements.

From Inception (March 10, 2006) to June 30, 2006.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

June 30
2006
ASSETS
C urrent Assets
Cash	0

h. Liabilities

Liabilities are made up of current liabilities.

Current liabilities include accounts payable of $5,855 on aggregate.

June 30
2006
LIABILITIES
Current Liabilities
Accounts payable	5,855
Total Current Liabilities	5,855

Long term Liabilities	0

Total Liabilities	5,855

Share Capital

a) Authorized:

100,000,000 common shares with a par value of $0.001

b) Issued:

As of June 30, 2006, there are Ten Million (10,000,000) shares issued and outstanding at a value of $0.001 per share for a total of $10,000.

There are no preferred shares authorized and outstanding. The Company has issued no authorized preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

MALIBU MINERALS INC.

(An exploration stage company).

Footnotes to the Financial Statements.

From Inception (March 10, 2006) to June 30, 2006.

NOTE 3 -	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

As shown in the accompanying financial statements, the Company has incurred a net (loss) of ($15,855) for the period from March 10, 2006 (inception) to June 30, 2006 and has not generated any revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Prospective investors may rely only on the information contained in this prospectus. Neither Malibu Minerals, Inc. nor the selling stockholder has authorized anyone to provide prospective investors with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy the shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of the shares.

MALIBU MINERALS, INC.

Common Stock
$0.001 Par Value

_____________________

PROSPECTUS

_____________________

November 9, 2006